                                                                     Exhibit (s)

                                POWER OF ATTORNEY

         We, the undersigned Officers and Managers, of Man-Glenwood Lexington TEI, LLC, a Delaware limited liability company, do hereby severally constitute and appoint Steven Zoric, Michael Caccese and Mark Goshko, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed by Man-Glenwood Lexington TEI, LLC with the Securities and Exchange Commission in respect of any class of limited liability company interests and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

SIGNATURES               TITLE                                  DATE

/s/ Alicia Derrah        Treasurer and Principal Financial      January 13, 2004
-------------------      and Accounting Officer
Alicia Derrah

/s/ Marvin Damsma        Manager                                January 13, 2004
-------------------
Marvin Damsma

/s/ Dale M. Hanson       Manager                                January 13, 2004
-------------------
Dale M. Hanson

/s/ John M. Kelly        Manager                                January 13, 2004
-------------------
John M. Kelly

/s/ John B. Rowsell      President and Principal Executive      January 13, 2004
-------------------      Officer
John B. Rowsell